SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
Whereas, Amtech Systems, Inc. ("Company) and Jong S. Whang ("Executive") entered into an Employment Agreement (the "Agreement") dated February 9, 2012; and
Whereas, the Company and Executive entered into an Amendment to Employment Agreement dated July 1, 2012; and
Whereas, Company and Executive now desire to further modify the Agreement pursuant to Paragraph 20 thereof, and to enter into this Second Amendment to Employment Agreement ("Second Amendment");
The parties hereto therefore agree to the following modification to the Agreement, to be effective as of the date set forth below; with all unmodified portions of the Agreement to remain in full force and effect as written:
1.Section 2 of the Agreement is hereby amended to reduce the annual base compensation from $320,000 per annum to $224,000

2.Section 18(a)(i) of the Agreement is hereby amended to add to the end of that subsection the following parenthetical clause: “(which for purposes of this Section 18(a)(i) only shall be not less than $400,000 per annum)”.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the 28th day of June, 2013.
AMTECH SYSTEMS, INC.
By: /s/ Bradley C. Anderson
Bradley C. Anderson,

Its: Executive Vice President and Chief Financial Officer
By: /s/ Jong S. Whang
Jong S. Whang, Executive